                                                                     EXHIBIT 4.1

                        DIRECTOR STOCK OPTION AGREEMENT


          THIS DIRECTOR STOCK OPTION AGREEMENT (this "Agreement") is entered into, effective as of ___________________ (the "Effective Date"), by and between Cherokee Inc., a Delaware corporation (the "Company"), and ____________ (the "Holder").


                                    RECITALS

          WHEREAS, in order to increase the proprietary and vested interest of the members of the Company's Board of Directors (the "Board") to contribute materially to the prosperity of the Company and to participate in the long-term growth of the Company, the Company agreed at a meeting of the Board held on the date hereof to grant options to purchase shares of the Company's Common Stock, par value $0.02 per share ("Common Stock"), to each current member of the Board; and

          WHEREAS, Holder is a current member of the Board;

          NOW, THEREFORE, the Company and the Holder covenant and agree as follows:

          1.  Grant of the Option.  For good and valuable consideration, the
              -------------------
receipt of which is hereby acknowledged, the Company hereby grants to the Holder stock options (the "Options") to acquire from the Company, from time to time on the terms and conditions set forth herein, all or any portion of an aggregate of _________________________________________ (______) authorized and unissued or reacquired shares of Common Stock, each such share to be fully paid and non-assessable, at the exercise price of $6.80 per share (the "Exercise Price"). Each of the number of shares of Common Stock into which the Options are exercisable and the Exercise Price is subject to adjustment as provided in
Section 4 hereof.

          2.  Term of the Option.  The Options will commence on the date hereof
              ------------------
and will terminate on ___________________ at 5:00 P.M., Los Angeles time (the "Expiration Date").

          3.  Vesting;  Exercisability.  The Holder's right to exercise all or
              -------------------------
any portion of the Options and receive the shares of Common Stock represented thereby shall become immediately exercisable upon the Effective Date.

          4.  Adjustments In Options.  (a) In the event of a merger,
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consolidation, recapitalization, reorganization, reclassification, separation, stock dividend (but only on Common Stock), extraordinary cash dividend, stock split, reverse stock split, combination of shares, or like change in the corporate or capital structure of the Company, the plan administrator shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Options, or portions thereof then unexercised, shall be exercisable, and/or in the Options

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price per share, to the end that after such event the Director's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Options shall be made without change in the total price applicable to the unexercised portion of the Options (except for any change in the aggregate price resulting from rounding-off of share quantities or prices); provided, however, that each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the plan administrator shall be final and binding upon the Director, the Company and all other interested persons.

              (b) If the Company issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                                             P
                                             -
                            E/1/  =  E  x  O + M
                                           -----
                                             A

where:

              E/1/   =  the adjusted Exercise Price

              E      =  the then current Exercise Price

              O      =  the number of shares outstanding immediately prior to
                        the issuance of such additional shares

              P      =  the aggregate consideration received for the issuance
                        of such additional shares

              M      =  the Current Market Price per share on the date of
                        issuance of such additional shares

              A      =  the number of shares outstanding immediately after the
                        issuance of such additional shares

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This subsection (b) does not apply to:

                    (1) any of the transactions described in subsection (a) of this Section 4,

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                    (2) the exercise of the Options, or the conversion or
          exchange of other securities convertible or exchangeable for Common Stock,

                    (3) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock, or

                    (4) Common Stock issued to directors or employees of the Company or any subsidiary thereof.

                    "Current Market Price" for purposes of this subsection (b) shall mean the average of the Market Prices (as defined herein) for the ten trading days prior to the date of the determination of Current Market Price.

                    "Market Price" as of a given date shall mean:
          (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on the trading day previous to such date; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Board.

              (c) For purposes of any computation respecting consideration received pursuant to subsection (b) of this Section 4, the following shall apply:

                    (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that no deduction shall be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                    (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof) , in its reasonable judgment exercised in good faith and described in a Board resolution;

                    (3) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received,

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          therefore, shall be deemed to be the consideration received by the
          Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

              (d) No adjustment need be made for a transaction referred to in subsections (a) and (b) of this Section 4 if the Holder is to participate in the transaction on a basis and with notice that the Board determines to be fair and appropriate in light of the basis and notice on which the Holder participates in the transaction. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Options become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

              (e) Anything in this Section 4 to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided,
                                                                       --------
however, that any adjustments which by reason of this subsection are not
-------
required to be made shall be carried forward and taken into account (together with any other adjustments so carried forward) in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of all or any portion of the Options.

              (f) Immediately upon any adjustment of the Exercise Price pursuant to this Section 4, the Company shall send written notice thereof to the Holder (by first-class mail, postage prepaid) , which notice shall state the Exercise Price resulting from such adjustment, and any increase or decrease in the number of shares of Common Stock to be acquired upon exercise of the Options, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          5. Adjustment for Reorganization, Consolidation, Merger, etc. In case
             ---------------------------------------------------------
of any capital reorganization or reclassification of the Common Stock of the Company, or in case of any consolidation or merger of the Company with or into any other corporation, or in case of any sale to another corporation of the properties and assets of the Company as or substantially as an entirety, then, and in each such case, the Holder shall have the right to receive upon the exercise hereof as provided in Section 8 hereof, at any time after the consummation of such reorganization, reclassification, consolidation, merger or sale, the kind and amount of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock issuable upon exercise of the Options immediately prior to such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter receivable upon the exercise of the Options. The above provisions of this Section 5 shall similarly apply to successive reorganizations, reclassifications and changes of

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shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          6.  Notice of Stock Dividends, Subscriptions, Rec1assifications,
              ------------------------------------------------------------
Consolidations. Mergers. Etc.  In case the Company shall pay any stock dividend
-----------------------------
or make any distribution other than a cash dividend to the holders of its Common Stock, or shall offer for subscription to the holders of its Common Stock any additional Common Stock or any stock of any class of the Company or any other securities, or in the case of any capital reorganization or reclassification of the capital stock of the Company or a consolidation or merger of the Company with another corporation, or the final dissolution, liquidation or winding up of the Company, or a sale of all or substantially all its assets (whether voluntary or involuntary), or in case the company shall take any action that would require an adjustment of the Exercise Price pursuant to Section 4 (a) or 4 (b) and if the Company does not arrange for the Holder to participate pursuant to Section 4
(d); then in any one or more of said cases, the Company shall mail to the Holder at the address of the Holder on the records of the Company, at least fifteen days' prior notice of the date on which the books of the Company shall close (or a record shall be taken) for such stock dividend, distribution or subscription, rights, or such reorganization, reclassification, consolidation, merger, dissolution, liquidation, winding up, sale or such action shall take place, as the case may be. Such notice shall also specify the date as of which stockholders of record shall be entitled to participate in such dividend, distribution or subscription rights or to exchange their shares of Common Stock for other securities or property pursuant to such reorganization, reclassification, consolidation or merger, or to receive their respective distribution shares in the event of such dissolution, liquidation, winding up or sale, as the case may be. Such notice shall also set forth a statement of the effect of such action (to the extent then known) on the Exercise Price and the kind and amount of shares of capital stock and property receivable upon exercise of the Options.

          7.  Reservation of Shares.  The Company will reserve and have at all
              ---------------------
times available sufficient shares of Common Stock deliverable against the due exercise of all or any portion of the Options to satisfy the rights and privileges contained herein.

          8. Exercise of the Options. (a) All or any portion of the Options may
             -----------------------
be exercised, in whole or in part, by the Holder hereof by completing and duly executing a notice of exercise in the form of Exhibit "A" annexed hereto, and delivering the notice to the Company at any time before the Expiration Date, accompanied by payment in cash or by certified or official bank check, payable to the order of the Company, of the sum obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the Exercise Price then in effect. Unless the Options have expired or been exercised in full, the Company and the Holder agree that the Company may affix to this Agreement an appropriate notation indicating the number of shares for which Options were exercised and return this Agreement to the Holder.

(b) As soon as practicable after any exercise of all or any portion of the Options and payment of the sum payable upon such exercise, and in any event within 10 days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which the Holder shall be entitled upon

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such exercise, plus, in lieu of any fractional shares to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value ("Market Value") of one full share. The Market Value shall be the Market Price (as defined in Section 4 hereof) on the business day next preceding the day of exercise. Issuance and delivery of the shares of Common Stock deliverable on the due exercise of the Options may be postponed by the Company and its transfer agent during any period, not exceeding forty days, for which the Common Stock transfer books of the Company are closed between (1) the record date set by the Board for the determination of holders of Common Stock entitled to vote at or to receive notice of any stockholders' meeting, or entitled to receive payment of any dividends or to any allotment of rights, or to exercise rights in respect of any change, conversation or exchange of capital stock, and (2) the date of such meeting of stockholders, the date for the payment of such dividends, the date for such allotment of rights, or the date when any such change or conversion or exchange of capital stock shall go into effect, as the case may be. In addition, if any law or regulation of the Securities and Exchange Commission (the "SEC") or of any other federal or state governmental body having jurisdiction shall require the Company or the Holder to take any action prior to issuance to the Holder of the shares of Common Stock specified in the written notice of exercise, or if any listing agreement between the Company and any national securities exchange requires such shares to be listed prior to issuance, the date for the delivery of such shares shall be adjourned until the completion of such action and/or such listing.

          9.  Fractional Shares.  In no event shall the Company be required to
              -----------------
issue fractional shares upon the exercise of all or any portion of the Options.

          10. Non-transferability.  The Options are not transferable other than
              -------------------
(a) by operation of law, (b) to one or more trusts of which the Holder is a trustor, or (c) by will or the laws of descent and distribution. The Options may be exercised during the lifetime of the Holder only by the Holder or his or her court-appointed legal representative.

          11. Rights as Stockholder.  The Options, in and of itself, do not
              ---------------------
create rights in the Holder as a stockholder of the Company; provided that upon any such exercise of the Options or any portion thereof that complies with the requirements of this Agreement, the Holder shall immediately be vested with all the rights afforded to other stockholders of the Company, regardless of when the Company actually delivers certificates representing Common Stock to the Holder.

          12. Further Assurances.  The Holder and the Company agree, from time
              -------------------
to time, to execute such additional documents as the other party hereto may reasonably require to effectuate the purposes of this Agreement.

          13. Binding Effect.  This Agreement shall be binding upon the Holder,
              --------------
the Company, the Holder's heirs, successors and assigns, and any corporation or other entity that succeeds to the rights and liabilities of the Company.

          14. Cost of Litigation.  In any action at law or in equity or any
              ------------------
arbitration to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court or arbitrator in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the

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successful party or parties (including without limitation costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

          15. Entire Agreement; Modifications.  This Agreement constitutes the
              --------------------------------
entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. No modification of the Options or this Agreement, or waiver of any provision of this Agreement, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party's rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach.

          16. Governing Law.  This Agreement shall be governed by and
              -------------
interpreted under the law of the State of California applicable to agreements wholly negotiated, executed and to be performed in that state.

          17. Notices.  Any notices that either party to this Agreement is
              -------
required or may desire to give to the other shall be given by sending the same to the other at the address below, or at such other address as may be designated in writing by any party in a notice to the other given in the manner prescribed in this Section 17. All such notices shall be in writing and delivered by telex, facsimile, personal delivery or if sent by mail, certified or registered mail, return receipt requested deposited so addressed, postage prepaid. If sent by mail notices shall be deemed delivered five (5) business days after deposit in the mail. The addresses to which any such notices shall be given are the following:

          To Holder:
                          Name:
                                ----------------------
                          Address:
                                  --------------------

                                  --------------------

                          Facsimile No.:
                                        --------------


          To the Company:

                          Carol Gratzke
                          c/o Cherokee Inc.
                          6845 Valjean Avenue
                          Van Nuys, California 91406
                          Facsimile No. (818) 908-9191

          18. Severability.  Whenever possible, each provision of this
              -------------
Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is prohibited or deemed invalid under any applicable law, however, such provision

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shall be ineffective only to the extent of such prohibition or invalidity, and neither the remainder of such provision nor this Agreement shall be invalidated as a result.

          19. Counterparts.  This Agreement may be executed by the parties in
              -------------
one or more counterparts, all of which taken together shall constitute one instrument.

          20. Jurisdiction.  The parties hereto agree to submit to the
              -------------
exclusive jurisdiction of the Superior Court of the State of California, County of Los Angeles, any controversy, claim or dispute arising out of or relating to this Agreement or the method and manner of performance thereof or the breach thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"Company"                       Cherokee Inc.


                                By:_______________________________
                                Name:  Carol Gratzke
                                Its:  Secretary & CFO


"Holder"                        __________________________________


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